Exhibit 99.1

Twilio Announces HSR Clearance for Proposed Transaction of SendGrid

SAN FRANCISCO, Nov 21, 2018 — Twilio (NYSE: TWLO), the leading cloud communications platform, today announced that SendGrid and Twilio received notification of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act) on November 20, 2018 with respect to the proposed acquisition of SendGrid. Termination of the waiting period under the HSR Act is one of the conditions to the closing of the pending acquisition.

The transaction remains subject to other certain closing conditions, and is expected to close in the first half of 2019.

About Twilio

Millions of developers around the world have used Twilio to unlock the magic of communications to improve any human experience. Twilio has democratized communications channels like voice, text, chat, and video by virtualizing the world’s telecommunications infrastructure through APIs that are simple enough for any developer to use, yet robust enough to power the world’s most demanding applications. By making communications a part of every software developer’s toolkit, Twilio is enabling innovators across every industry — from emerging leaders to the world’s largest organizations — to reinvent how companies engage with their customers.

About SendGrid

SendGrid is a leading digital communications platform enabling businesses to engage with their customers via email reliably, effectively and at scale. A leader in email deliverability, SendGrid has processed over 45 billion emails each month for internet and mobile-based customers as well as more traditional enterprises.

Additional Information and Where To Find It

In connection with the proposed transaction between Twilio and SendGrid, Twilio will file a Registration Statement on Form S-4 and joint proxy statement/prospectus forming a part thereof. BEFORE MAKING ANY VOTING DECISION, TWILIO’S AND SENDGRID’S RESPECTIVE INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Registration Statement, the joint proxy statement/prospectus (when available) and other relevant documents filed or that will be filed by Twilio or SendGrid with the SEC through the website maintained by the SEC at http://www.sec.gov. They may also be obtained for free by contacting Twilio Investor Relations by email at ir@twilio.com or by phone at 415-801-3799 or by contacting SendGrid Investor Relations by email at ir@sendgrid.com or by phone at 720-588-4496, or on Twilio’s and SendGrid’s websites at www.investors.twilio.com and www.investors.sendgrid.com, respectively.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed transaction or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

Each of Twilio and SendGrid and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Twilio and SendGrid shareholders in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise will be set forth in the Registration Statement and joint proxy statement/prospectus when filed with the SEC. Information regarding Twilio’s executive officers and directors is included in Twilio’s Proxy Statement for its 2018 Annual Meeting of Stockholders, filed with the SEC on April 27, 2018 and information regarding SendGrid’s executive officers and directors is included in SendGrid’s Proxy Statement for its 2018 Annual Meeting of Stockholders, filed with the SEC on April 20, 2018.

Additional information regarding the interests of the participants in the solicitation of proxies in connection with the proposed transaction will be included in the joint proxy statement/prospectus and other relevant materials Twilio and SendGrid intend to file with the SEC.

Use of Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements may contain words such as “believes”, “anticipates”, “estimates”, “expects”, “intends”, “aims”, “potential”, “will”, “would”, “could”, “considered”, “likely” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding the expected timing of the closing of the proposed transaction and the expected benefits of the proposed transaction, are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs.  While Twilio believes these expectations, assumptions, estimates and beliefs are reasonable, such forward-looking statements are only predictions, and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) failure of Twilio or SendGrid to obtain stockholder approval as required for the proposed transaction; (ii) failure to obtain governmental and regulatory approvals required for the closing of the proposed transaction, or delays in governmental and regulatory approvals that may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; successful completion of the proposed transaction; (iii) failure to satisfy the conditions to the closing of the proposed transactions; (iv) unexpected costs, liabilities or delays in connection with or with respect to the proposed transaction; (v) the effect of the announcement of the proposed transaction on the ability of SendGrid or Twilio to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom SendGrid or Twilio does business, or on SendGrid’s or Twilio’s operating results and business generally; (vi) the outcome of any legal proceeding related to the proposed transaction; (vii) the challenges and costs of integrating, restructuring and achieving anticipated synergies and benefits of the proposed transaction and the risk that the anticipated benefits of the proposed transaction may not be fully realized or take longer to realize than expected; (vii) competitive pressures in the markets in which Twilio and SendGrid operate; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; and (ix) other risks to the consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Twilio and SendGrid are set forth in their respective filings with the SEC, including each of Twilio’s and SendGrid’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. See in particular Part II, Item 1A of Twilio’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 under the heading “Risk Factors” and Part II, Item 1A of SendGrid’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 under the heading “Risk Factors.” The risks and uncertainties described above and in Twilio’s most recent Quarterly Report on Form 10-Q and SendGrid’s most recent Quarterly Report on Form 10-Q are not exclusive and further information concerning Twilio and SendGrid and their respective businesses, including factors that potentially could materially affect their respective businesses, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that Twilio and SendGrid file from time to time with the SEC. The forward-looking statements in these materials speak only as of the date of these materials. Except as required by law, Twilio and SendGrid assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Source: Twilio Inc.

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